      As filed with the Securities and Exchange Commission on July 3, 2000
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                               AVOCENT CORPORATION
             (Exact name of Registrant as specified in its charter)

                              4991 CORPORATE DRIVE
                            HUNTSVILLE, ALABAMA 35805
        DELAWARE                  (256) 430-4000               91-2032368
(State of incorporation)      (Address of principal        (I.R.S. Employer
                                executive offices)       Identification Number)

                          APEX INC. EMPLOYEE STOCK PLAN
                     APEX INC. EMPLOYEE STOCK PURCHASE PLAN
     CYBEX COMPUTER PRODUCTS CORPORATION 1998 EMPLOYEE STOCK INCENTIVE PLAN
       CYBEX COMPUTER PRODUCTS CORPORATION 1995 EMPLOYEE STOCK OPTION PLAN CYBEX COMPUTER PRODUCTS CORPORATION 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plans)

                                    --------

                            SAMUEL F. SARACINO, ESQ.
               SENIOR VICE PRESIDENT, LEGAL AND CORPORATE AFFAIRS,
                          GENERAL COUNSEL AND SECRETARY
                             9911 WILLOWS ROAD N.E.
                            REDMOND, WASHINGTON 98052
                                 (425) 861-5858
           (Name, address, and telephone number of agent for service)

                                    --------

                                    COPY TO:
                           PATRICK J. SCHULTHEIS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI,
                            PROFESSIONAL CORPORATION
                               5300 CARILLON POINT
                           KIRKLAND, WASHINGTON 98033
                                 (425) 576-5800

===============================================================================

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED           PROPOSED
                                                          MAXIMUM            MAXIMUM             MAXIMUM
                                                          AMOUNT             OFFERING           AGGREGATE          AMOUNT OF
           TITLE OF SECURITIES                             TO BE              PRICE             OFFERING          REGISTRATION
            TO BE REGISTERED                           REGISTERED (1)      PER SHARE (2)         PRICE (2)             FEE
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
Common Stock ($0.001 par value) issuable under:
---------------------------------------------------------------------------------------------------------------------------------
   Apex Inc. Employee Stock Plan                      3,168,065 shares        $ 12.1361        $38,447,953.65        $10,150
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   Apex Inc. Employee Stock Purchase Plan                 5,452 shares        $ 24.2091        $   131,988.01        $    35
---------------------------------------------------------------------------------------------------------------------------------
   Cybex Computer Products Corporation 1998           1,168,224 shares        $ 19.8000        $23,130,835.20        $ 6,107
     Employee Stock Incentive Plan
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   Cybex Computer Products Corporation 1995           1,157,582 shares        $  7.6800        $ 8,890,229.76        $ 2,347
     Employee Stock Option Plan
---------------------------------------------------------------------------------------------------------------------------------
   Cybex Computer Products Corporation 1995 Outside      37,499 shares        $ 14.3800        $   539,235.62        $   142
     Directors Stock Option Plan
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                5,536,822  shares                         $71,140,266.45        $18,781
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

(1) Represents shares of Common Stock issuable upon exercise of stock options granted pursuant to each plan listed. In connection with the combination of Apex Inc. and Cybex Computer Products Corporation, the Registrant has assumed the obligation to issue shares of Common Stock upon exercise of the stock options issued under each plan listed.

(2) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price covering authorized but unissued shares under each plan listed.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Avocent Corporation, formerly known as Aegean Sea Inc., ("Avocent") hereby incorporates by reference in this registration statement the following documents which were previously filed with the Securities and Exchange Commission:

     (a) Avocent's Registration Statement on Form S-4 (No. 333-33768) filed March 31, 2000, as amended.

     (b) The description of Avocent's Common Stock contained in its Registration Statement on Form 8-A, filed May 9, 2000 pursuant to
          Section 12(g) of the Securities Exchange Act of 1934.

     All documents subsequently filed by Avocent pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

     Article XI of Avocent's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware General Corporation law.

     Article VI of Avocent's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under the Delaware General Corporation Law.

     Avocent has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in Avocent's Certificate of Incorporation and Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     In addition, pursuant to the terms of the Agreement and Plan of Reorganization by and among Avocent, Apex Inc., a Washington corporation and Cybex Computer Products Corporation, an Alabama corporation, dated as of March 8, 2000, Avocent has agreed to fulfill and honor in all respects the obligations of Apex and Cybex pursuant to any indemnification agreements between Apex and Cybex and their directors and officers as of March 8, 2000 and any indemnification provisions under Apex's and Cybex's Articles of Incorporation or Bylaws as in effect immediately prior to the merger. In connection with the reorganization, Apex and Cybex each became a wholly-owned subsidiary of Avocent by merging with wholly-owned subsidiaries of Avocent. The Articles of Incorporation and Bylaws of these wholly-owned subsidiaries contain provisions with respect to exculpation and indemnification that are at least as favorable to the parties to the indemnification agreements as those contained in the Articles of Incorporation and Bylaws of Apex and Cybex, respectively, as in effect immediately prior to the merger. The provisions will not be amended, repealed or otherwise modified for a period of six years from March 8, 2000 in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to March 8, 2000, were directors, officers, employees or agents of Apex and Cybex, respectively, unless such modification is required by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Avocent pursuant to the foregoing provisions, Avocent has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

        EXHIBIT
        NUMBER                     DESCRIPTION
        ------                     -----------
          4.1 Certificate of Incorporation of Avocent (incorporated by reference to Exhibit 3.1 of Avocent's Registration Statement on Form S-4, No. 333-33768)

          4.2 Bylaws of Avocent (incorporated by reference to Exhibit 3.2 of Avocent's Registration Statement on Form S-4, No. 333-33768)

          4.3  Employee Stock Plan (incorporated by reference to Exhibit No.
               10.9 to Registration Statement on Form SB-2 No. 333-17753 of Apex Inc.)

          4.4 Form of Nonstatutory Stock Option Letter Agreement related to Employee Stock Plan (incorporated by reference to Exhibit No.
               10.10 to Registration Statement on Form SB-2 No. 333-17753 of Apex Inc.)

          4.5 1995 Employee Stock Option Plan (incorporated by reference to Exhibit No. 10.3 to Registration Statement No. 33-93124 of Cybex Computer Products Corporation)

        EXHIBIT
        NUMBER                     DESCRIPTION
        ------                     -----------
          4.6 1995 Outside Directors Stock Option Plan (incorporated by reference to Exhibit No. 10.4 to Registration Statement No. 33-93124 of Cybex Computer Products Corporation)

          4.7 1998 Employee Stock Incentive Plan (incorporated by reference to Exhibit No. 10.7 to Cybex Computer Products Corporation's Annual Report on Form 10-K as filed on June 26, 1998)

          4.8 Employee Stock Purchase Plan (incorporated by reference to Exhibit No. 10.11 to Registration on Form SB-2 No. 333-17753 of Apex Inc.)

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

         23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants for Apex Inc.

         23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants for Cybex Computer Products Corporation

         23.3  Consent of Counsel (contained in Exhibit 5.1)

         24.1  Power of Attorney (see page II-4)

ITEM 9. UNDERTAKINGS.

     (a)  RULE 415 OFFERING

     Avocent hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     Avocent hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Avocent's annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Avocent pursuant to the foregoing provisions, or otherwise, Avocent has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Avocent in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Avocent will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Avocent has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 1st day of July, 2000.


                                         AVOCENT CORPORATION

                                         By:    /s/ Samuel F. Saracino
                                            ---------------------------------
                                            Samuel F. Saracino
                                            Senior Vice President, Legal and
                                              Corporate Affairs, General Counsel
                                              and Secretary

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS SAMUEL F. SARACINO AND DOUGLAS E. PRITCHETT AND EACH ONE OF THEM, ACTING INDIVIDUALLY AND WITHOUT THE OTHER, AS HIS ATTORNEY-IN-FACT, EACH WITH FULL POWER OF SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-8, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN-FACT, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                         TITLE                                 DATE
----------------------------------------    --------------------------------------------------     ------------
       /s/ Stephen F. Thornton              President, Chief Executive Officer                     July 1, 2000
----------------------------------------    (Principal Executive Officer) and Chairman
       (Stephen F. Thornton)

                                            Senior Vice President, Finance, Chief Financial        July 1, 2000
       /s/ Douglas E. Pritchett             Officer, Treasurer and Assistant Secretary
----------------------------------------    (Principal Financial and Accounting Officer)
       (Douglas E. Pritchett)

       /s/ (Doyle C. Weeks)                 Executive Vice President Group Operations and          July 1, 2000
----------------------------------------    Business Development and Director
       (Doyle C. Weeks)

       /s/ Barry L. Harmon                  Senior Vice President, West Coast Operations           July 1, 2000
----------------------------------------    and Director
       (Barry L. Harmon)

       /s/ John R. Cooper                   Director                                               July 1, 2000
----------------------------------------
       (John R. Cooper)

       /s/ Edwin L. Harper                  Director                                               July 1, 2000
----------------------------------------
       (Edwin L. Harper)

       /s/ William McAleer                  Director                                               July 1, 2000
----------------------------------------
       (William McAleer)